Sweetgreen, Inc. Announces
Fourth Quarter and Fiscal Year 2023 Financial Results
LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG), the mission-driven restaurant brand creating healthier communities by connecting people to real food, today announced financial results for its fourth fiscal quarter and fiscal year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights
For the fourth quarter of fiscal year 2023, compared to the fourth quarter of fiscal year 2022:
•Total revenue was $153.0 million versus $118.6 million in the prior year period, an increase of 29%.
•Same-Store Sales Change of 6% versus Same-Store Sales Change of 4% in the prior year period.
•AUV of $2.9 million was consistent with the prior year period.
•Total Digital Revenue Percentage of 58% and Owned Digital Revenue Percentage of 34%, versus Total Digital Revenue Percentage of 61% and Owned Digital Revenue Percentage of 40% in the prior year period.
•Loss from operations was $(29.3) million and loss from operations margin was (19)%, versus loss from operations of $(47.7) million and loss from operations margin of (40)% in the prior year period.
•Restaurant-Level Profit1 was $24.8 million and Restaurant-Level Profit Margin was 16%, versus Restaurant-Level Profit of $12.8 million and Restaurant-Level Profit Margin of 11% in the prior year period.
•Net loss was $(27.4) million and net loss margin was (18)%, versus net loss of $(49.3) million and net loss margin of (42)% in the prior year period.
•Adjusted EBITDA1 was $(1.8) million and Adjusted EBITDA Margin was (1)%, versus Adjusted EBITDA of $(17.9) million and Adjusted EBITDA Margin of (15)% in the prior year period.
•1 Net New Restaurant Opening versus 10 Net New Restaurant Openings in the prior year period.
Full Year Fiscal 2023 Financial Highlights
For fiscal year 2023 compared to fiscal year 2022:
•Total revenue was $584.0 million versus $470.1 million in the prior fiscal year, an increase of 24%.
•Same-Store Sales Change of 4% versus Same-Store Sales Change of 13% in the prior fiscal year.
•AUV of $2.9 million was consistent with the prior year period.
•Total Digital Revenue Percentage of 59% and Owned Digital Revenue Percentage of 36%, versus Total Digital Revenue Percentage of 62% and Owned Digital Revenue Percentage of 41% in the prior fiscal year.
•Loss from operations was $(122.3) million and loss from operations margin was (21)%, versus loss from operations of $(193.3) million and loss from operations margin of (41)% in the prior fiscal year.
•Restaurant-Level Profit1 was $101.9 million and Restaurant-Level Profit Margin was 17%, versus Restaurant-Level Profit of $69.3 million and Restaurant-Level Profit Margin of 15% in the prior fiscal year.
•Net loss was $(113.4) million and net loss margin was (19)%, versus net loss of $(190.4) million and net loss margin of (41)% in the prior fiscal year.
•Adjusted EBITDA1 was $(2.8) million versus Adjusted EBITDA of $(49.9) million in the prior fiscal year and Adjusted EBITDA Margin was 0% versus (11)% in the prior year period.
•35 Net New Restaurant Openings versus 36 Net New Restaurant Openings in the prior fiscal year.

1 Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

“2023 was a strong year for Sweetgreen - we continued to demonstrate high growth, substantial operating leverage and executed on significant innovation across the business. In the fourth quarter, we expanded restaurant-level profit margins by 500 basis points in 2023 compared to 2022, and our guidance calls for Adjusted EBITDA profitability in 20242,” said Jonathan Neman, CEO and Co-Founder. “We have a strong foundation to build off in 2024, and we will continue to focus on menu innovation, great restaurant operations, and the Infinite Kitchen to capture demand and drive traffic. I couldn't be more optimistic and excited for the year ahead.”

Results for the fourth quarter ended December 31, 2023:
Total revenue in the fourth quarter of 2023 was $153.0 million, an increase of 29% versus the prior year period, primarily due to additional revenue associated with 45 Net New Restaurant Openings during or subsequent to the fourth quarter of 2022 through the end of the fourth fiscal quarter of 2023 and Same-Store Sales Change of 6%. The Same-Store Sales Change of 6% primarily consisted of a 5% benefit from menu price increases that were implemented subsequent to the prior year period and a 1% increase in traffic/mix. In addition, we had an additional week of revenue in fiscal year 2023.

Our loss from operations margin was (19)% for the fourth quarter of 2023 versus (40)% in the prior year period. Restaurant-Level Profit Margin was 16%, an increase of more than 500 basis points versus the prior year period, due to the impact of menu price increases, labor optimization, and improvements in supply chain sourcing.

General and administrative expense was $35.5 million, or 23% of revenue for the fourth quarter of 2023, as compared to $43.5 million, or 37% of revenue in the prior year period. The decrease in general and administrative expense was primarily due to a $6.4 million decrease in stock-based compensation expense. Additionally, we experienced a decline in research and prototyping costs and travel and related costs. These decreases were partially offset by an increase in management salaries and benefits, including bonuses.

Net loss for the fourth quarter of 2023 was $(27.4) million, as compared to $(49.3) million in the prior year period. The change was primarily attributable to a $12.0 million increase in our Restaurant-Level Profit, described above, a $6.4 million decrease in stock based compensation expense and a decrease in general and administrative expense, partially offset by an increase in depreciation and amortization associated with additional restaurants. Adjusted EBITDA, which excludes stock-based compensation expense and certain other adjustments, was $(1.8) million for the fourth quarter of 2023, as compared to $(17.9) million in the prior year period. This change was primarily due to an increase in Restaurant-Level Profit and a decrease in general and administrative expense, as described above.

2024 Outlook

For fiscal year 2024, we are anticipating the following:

•23-27 Net New Restaurant Openings
•Revenue ranging from $655 million to $670 million
•Same-Store Sales Change between 3-5%
•Restaurant-Level Profit Margin of 18.0%-19.5%
•Adjusted EBITDA between $8 million to $15 million

For the first quarter of fiscal year 2024, we are anticipating the following:

•5-6 Net New Restaurant Openings
•Revenue ranging from $150 million to $154 million
•Same-Store Sales Change of approximately 3%
•Restaurant-Level Profit Margin of 16%-17%
2 We have not reconciled our expectations as to Adjusted EBITDA to the most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

•Adjusted EBITDA between $(4) million to $(2) million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, February 29, 2024, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, statements regarding our financial outlook for the first fiscal quarter and full fiscal year 2024, including our expectations regarding the number of Net New Restaurant Openings, revenue, Same-Store Sales Change, Restaurant-Level Profit Margin and Adjusted EBITDA in particular our ability to achieve positive Adjusted EBITDA in 2024; our future operational plans; our expectations regarding future margins; the continued strength of our brand; our growth strategy and business aspirations; our plans regarding innovation and the resulting potential benefit to our business; our strategic priorities; our expectations regarding Infinite Kitchen and its financial and operational benefits; our ability to achieve or maintain profitability; our commitment to balancing growth and profitability; and our bold vision to be as ubiquitous as traditional fast food, but with the transparency and quality that consumers increasingly expect; and management’s plans, priorities, initiatives and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, the impact of pandemics or disease outbreaks, uncertainties regarding changes in economic conditions and the customer behavior trends they drive, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including in our most recent Annual Report on Form 10-K. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.
•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. No restaurants were excluded from our Comparable Restaurant Base as of the end of fiscal year 2023. For fiscal year 2022, two restaurants were excluded from our Comparable Restaurant Base due to temporary closures. Such adjustment did not result in a material change to our key performance metrics.
•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same period.
•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period excluding the 53rd week in any 53-week fiscal year; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant. During fiscal year 2023, we excluded two restaurants from our Same-Store Sales Change to reflect the temporary closure of such restaurants, which did not result in a material change to Same-Store Sales Change for 2023. During fiscal year 2022, we excluded six restaurants from our Same-Store Sales Change to reflect the temporary closure of such restaurants, which did not result in a material change to Same-Store Sales Change for 2022. This measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and closures.
•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Total Digital Channels. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, as a basis for strategic planning and forecasting; and

•are used internally for a number of benchmarks including to compare our performance to that of our competitors.

We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude income tax expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, Spyce acquisition costs, our enterprise resource planning system (“ERP”), implementation and related costs, and, in certain periods, impairment and closure costs, restructuring charges and legal settlements. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; certain other expenses; Spyce acquisition costs; ERP implementation and related costs; legal settlements; and, in certain periods, impairment and closure costs and restructuring charges; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About Sweetgreen

Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 220 locations across the

United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation. To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X (formerly Twitter).
Sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com

Sweetgreen Contact, Media:

Jenny Seltzer
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Fiscal Quarter Ended
	December 31, 2023(1)		December 25, 2022(1)
Revenue	$153,026	100%	$118,570	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	43,392	28%	34,659	29%
Labor and related expenses	44,800	29%	38,153	32%
Occupancy and related expenses	14,164	9%	12,067	10%
Other restaurant operating costs	25,889	17%	20,868	18%
Total restaurant operating costs	128,245	84%	105,747	89%
Operating expenses:
General and administrative	35,542	23%	43,467	37%
Depreciation and amortization	16,181	11%	12,602	11%
Pre-opening costs	1,073	1%	3,430	3%
Impairment and closure costs	145	—%	621	1%
Loss on disposal of property and equipment	140	—%	238	—%
Restructuring charges	989	1%	176	—%
Total operating expenses	54,070	35%	60,534	51%
Loss from operations	(29,289)	(19)%	(47,711)	(40)%
Interest income	(3,248)	(2)%	(2,738)	(2)%
Interest expense	70	—%	15	—%
Other expense	1,878	1%	2,985	3%
Net loss before income taxes	(27,989)	(18)%	(47,973)	(40)%
Income tax expense	(575)	—%	1,285	1%
Net loss	$(27,414)	(18)%	$(49,258)	(42)%
Earnings per share:
Net loss per share, basic and diluted	$(0.24)		$(0.44)
Weighted average shares used in computing net loss per share, basic and diluted	112,519,663		110,934,445
(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2023 was a 53-week year with the extra operating week (the “53rd week”) falling in our fourth fiscal quarter. Fiscal year 2022 contained 52 weeks.

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Fiscal Year Ended
	December 31, 2023(1)		December 25, 2022(1)
Revenue	$584,041	100%	$470,105	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	161,725	28%	130,136	28%
Labor and related expenses	171,306	29%	147,474	31%
Occupancy and related expenses	54,281	9%	45,238	10%
Other restaurant operating costs	94,809	16%	77,971	17%
Total restaurant operating costs	482,121	83%	400,819	85%
Operating expenses:
General and administrative	146,762	25%	187,367	40%
Depreciation and amortization	59,491	10%	46,471	10%
Pre-opening costs	9,263	2%	11,523	2%
Impairment and closure costs	624	—%	2,542	1%
Loss on disposal of property and equipment	687	—%	278	—%
Restructuring charges	7,437	1%	14,442	3%
Total operating expenses	224,264	38%	262,623	56%
Loss from operations	(122,344)	(21)%	(193,337)	(41)%
Interest income	(12,942)	(2)%	(5,143)	(1)%
Interest expense	128	—%	83	—%
Other expense	3,475	1%	819	—%
Net loss before income taxes	(113,005)	(19)%	(189,096)	(40)%
Income tax expense	379	—%	1,345	—%
Net loss	$(113,384)	(19)%	$(190,441)	(41)%
Earnings per share:
Net loss per share, basic and diluted	$(1.01)		$(1.73)
Weighted average shares used in computing net loss per share, basic and diluted	111,907,675		110,128,287
(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2023 was a 53-week year with the extra operating week (the “53rd week”) falling in our fourth fiscal quarter. Fiscal year 2022 contained 52 weeks.

SWEETGREEN INC. AND SUBSIDIARIES
SELECTED BALANCE SHEET, CASH FLOW AND OPERATING DATA
(UNAUDITED)
(dollars in thousands)

	As of December 31, 2023	As of December 25, 2022
	(unaudited)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$257,230	$331,614
Total assets	$856,557	$908,935
Total liabilities	$373,960	$367,709
Total stockholders’ equity	$482,597	$541,226

	Fiscal Year Ended
	December 31, 2023	December 25, 2022
	(unaudited)
SELECTED CASH FLOW:
Net cash provided by (used in) operating activities	26,480	(43,169)
Net cash used in investing activities	(95,665)	(102,023)
Net cash (used in) provided by financing activities	(5,199)	4,632
Net decrease in cash and cash equivalents and restricted cash	$(74,384)	$(140,560)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2023(1)	December 25, 2022(1)	December 31, 2023(1)	December 25, 2022(1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED OPERATING DATA:
Net New Restaurant Openings	1	10	35	36
Average Unit Volume (as adjusted)(2)(4)	$2,877	$2,905	$2,877	$2,905
Same-Store Sales Change (%)(3)(4)	6%	4%	4%	13%
Total Digital Revenue Percentage	58%	61%	59%	62%
Owned Digital Revenue Percentage	34%	40%	36%	41%
(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2023 was a 53-week year with the extra operating week (the “53rd week”) falling in our fourth fiscal quarter. Fiscal year 2022 contained 52 weeks
(2)No restaurants were excluded from the Comparable Restaurant Base as of the end of fiscal year 2023. Our results for the fiscal year ended December 25, 2022 have been adjusted to reflect the temporary closures of two restaurants which were excluded from the Comparable Restaurant Base. Such adjustment did not result in a material change to AUV.
(3)Our results for the fiscal quarter ended December 31, 2023, have been adjusted to reflect the temporary closures of two restaurants, which did not have a material impact on our Same-Store Sales Change. There were no temporary closures for fiscal quarter ended December 25, 2022. Our results for the fiscal year ended December 31, 2023 and December 25, 2022, have been adjusted to reflect the temporary closures of two and six restaurants, which did not have a material impact on our Same-Store Sales Change.
(4)For fiscal year 2023, average unit volume and same-store sales change was adjusted to exclude the 53rd week of operations.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
(dollars in thousands)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2023(1)	December 25, 2022(1)	December 31, 2023(1)	December 25, 2022(1)
Loss from operations	$(29,289)	$(47,711)	$(122,344)	$(193,337)
Add back:
General and administrative	35,542	43,467	146,762	187,367
Depreciation and amortization	16,181	12,602	59,491	46,471
Pre-opening costs	1,073	3,430	9,263	11,523
Impairment and closure costs	145	621	624	2,542
Loss on disposal of property and equipment(2)	140	238	687	278
Restructuring charges(3)	989	176	7,437	14,442
Restaurant-Level Profit	$24,781	$12,823	$101,920	$69,286
Loss from operations margin	(19)%	(40)%	(21)%	(41)%
Restaurant-Level Profit Margin	16%	11%	17%	15%
(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2023 was a 53-week year with the extra operating week (the “53rd week”) falling in our fourth fiscal quarter. Fiscal year 2022 contained 52 weeks.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)These costs primarily include a lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and amortization of the operating lease asset, expenses from workforce reductions affecting approximately 5% of employees at our Sweetgreen Support Center, and contract termination costs, related to streamlining our future new restaurant openings.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2023(1)	December 25, 2022(1)	December 31, 2023(1)	December 25, 2022(1)
Net loss	$(27,414)	$(49,258)	$(113,384)	$(190,441)
Non-GAAP adjustments:
Income tax expense	(575)	1,285	379	1,345
Interest income	(3,248)	(2,738)	(12,942)	(5,143)
Interest expense	70	15	128	83
Depreciation and amortization	16,181	12,602	59,491	46,471
Stock-based compensation(2)	9,399	15,763	49,532	78,736
Loss on disposal of property and equipment(3)	140	238	687	278
Impairment and closure costs(4)	145	621	624	2,542
Other expense/(income)(5)	1,878	2,985	3,475	819
Spyce acquisition costs(6)	2	144	472	646
Restructuring charges(7)	989	176	7,437	14,442
ERP implementation and related costs(8)	224	224	881	288
Legal settlements(9)	360	—	425	—
Adjusted EBITDA	$(1,849)	$(17,943)	$(2,795)	$(49,934)
Net loss margin	(18)%	(42)%	(19)%	(41)%
Adjusted EBITDA Margin	(1)%	(15)%	—%	(11)%
(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2023 was a 53-week year with the extra operating week (the “53rd week”) falling in our fourth fiscal quarter. Fiscal year 2022 contained 52 weeks.
(2)Includes non-cash, stock-based compensation.
(3)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(4)Includes costs related to impairment of long-lived and operating lease assets and store closures.
(5)Other expense includes the change in fair value of the contingent consideration and the change in fair value of the warrant liability.
(6)Spyce acquisition costs includes one-time costs we incurred in order to acquire Spyce including, severance payments, retention bonuses, and valuation and legal expenses.
(7)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with our vacated former Sweetgreen Support Center, including the impairment of the operating lease asset
(8)Represents the amortization costs associated to the implementation from our cloud computing arrangements in relation to our new ERP.
(9)Expenses incurred to establish accruals related to the settlements of legal matters.